Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL ANNOUNCES FOURTH QUARTER AND FISCAL 2019 RESULTS

DALLAS, Texas, (June 29, 2020) - Hallmark Financial Services, Inc. (“Hallmark Financial”) (NASDAQ: HALL) today announced financial results for the fourth quarter and fiscal year ended December 31, 2019.

	Fourth Quarter		Fiscal Year
	2019	2018	2019	2018
$ in millions:	(unaudited)	(unaudited)
Net Income	$(34.0)	$(5.1)	$(0.6)	$10.3
Operating (Loss) Earnings (1)	$(36.5)	$5.1	$(16.9)	$18.4

$ per diluted share:
Net Income	$(1.87)	$(0.28)	$(0.03)	$0.57
Operating (Loss) Earnings (1)	$(2.01)	$0.28	$(0.93)	$1.01

(1)	See “Non-GAAP Financial Measures” below

Fourth Quarter 2019 Highlights (all comparisons to same prior year period):

•	Gross premiums written increased 28% to $214.1 million

•	Net premiums written increased 35% to $127.5 million

•	Net combined ratio of 141.4% compared to 96.3%. Net unfavorable prior year loss reserve development of $53.1 million added 44.7 percentage points to the net combined ratio compared to $0.1 million of net favorable prior year loss reserve development having a negligible impact on the net combined ratio.

•	Net loss of $34.0 million, or $1.87 per diluted share, compared to a net loss of $5.1 million, or $0.28 per diluted share

•	Operating loss of $36.5 million, or $2.01 per diluted share, compared to operating earnings of $5.1 million, or $0.28 per diluted share (see “Non-GAAP Financial Measures” below)

•	Net investment gains of $3.2 million compared to net investment losses of $12.9 million

Fiscal 2019 Highlights (all comparisons to same prior year period):

•	Gross premiums written increased 27% to $843.8 million

•	Net premiums written increased 36% to $496.6 million

•	Net combined ratio of 108.0% compared to 97.1%. Net unfavorable prior year loss reserve development of $60.9 million added 13.9 percentage points to the net combined ratio compared to $6.0 million adding 1.6 percentage points to the net combined ratio.

•	Net loss of $0.6 million, or $0.03 per diluted share, compared to net income of $10.3 million, or $0.57 per diluted share

•	Operating loss of $16.9 million, or $0.93 per diluted share, compared to operating earnings of $18.4 million, or $1.01 per diluted share (see “Non-GAAP Financial Measures” below)

•	Net investment gains of $20.6 million, including $4.5 million in net realized gains and a $16.1 million increase in net unrealized gains, compared to net investment losses of $10.2 million, which included $1.8 million in net realized gains and $12.0 million in net unrealized losses

•	Operating cash inflow of $27.7 million compared to operating cash outflow of $32.9 million

•	Book value per share grew 2% to $14.53

	Fourth Quarter			Fiscal Year
	2019	2018	% Change	2019	2018	% Change
($ in thousands)	(unaudited)	(unaudited)
Gross premiums written	214,101	167,179	28%	843,831	663,015	27%
Net premiums written	127,533	94,507	35%	496,552	363,798	36%
Net premiums earned	118,849	91,300	30%	436,877	363,087	20%
Investment income, net of expenses	5,031	4,526	11%	20,604	18,232	13%
Investment gains (losses), net	3,206	(12,873)	125%	20,618	(10,195)	302%
Net (loss) income	(33,966)	(5,075)	-569%	(625)	10,347	-106%
Operating (loss) earnings (1)	(36,499)	5,095	-816%	(16,913)	18,401	-192%
Net (loss) income per share - basic	$(1.87)	$(0.28)	-568%	$(0.03)	$0.57	-105%
Net (loss) income per share - diluted	$(1.87)	$(0.28)	-568%	$(0.03)	$0.57	-105%
Operating (loss) earnings per share - diluted (1)	$(2.01)	$0.28	-818%	$(0.93)	$1.01	-192%
Operating cash flow	4,770	(13,952)	134%	27,670	(32,935)	184%
Book value per share	$14.53	$14.17	2%
Tangible book value per share (1)	$11.82	$11.35	4%

(1) See “Non-GAAP Financial Measures” below

Fourth Quarter and Fiscal 2019 Financial Review

Gross Premiums Written

During the three months and fiscal year ended December 31, 2019, Hallmark Financial’s gross premiums written were $214.1 million and $843.8 million, respectively, representing an increase of 28% and 27%, respectively, from the $167.2 million and $663.0 million in gross premiums written for the same periods in 2018.

Net Premiums Written

During the three months and fiscal year ended December 31, 2019, Hallmark Financial’s net premiums written were $127.5 million and $496.6 million, respectively, representing an increase of 35% and 36%, respectively, from the $94.5 million and $363.8 million in net premiums written for the same periods of 2018. The increase in net premiums written for the three months and fiscal year ended December 31, 2019 was due to premium growth in each of its Segments, as well as overall increased net retention of business.

Net Premiums Earned

Hallmark Financial’s net premiums earned were $118.8 million and $436.9 million for the three months and fiscal year ended December 31, 2019, respectively, as compared to $91.3 million and $363.1 million for the same periods in 2018.

Investments

Hallmark Financial’s fiscal year 2019 total investment income and gains on investments were $50.4 million, comprised of $20.6 million net investment income, $20.6 million net investment gains, and $9.2 million net unrealized holding gains reported in comprehensive income. The 2019 total portfolio return was 8.0%.

During the three months and fiscal year ended December 31, 2019, net investment income was $5.0 million and $20.6 million, respectively, representing an increase of 11% and 13% for the same periods of 2018.

At December 31, 2019 fixed-income securities were $574.3 million, with a tax equivalent book yield of 3.2% compared to 3.4% as of December 31, 2018. As of December 31, 2019, our fixed-income portfolio had an average modified duration of 1.5 years and 79% of the securities had remaining time to maturity of five years or less. As of December 31, 2019, 15% of our investment portfolio was invested in equity securities.

At December 31, 2019, total investments were $675.7 million, including net unrealized gains of $30.5 million. Cash and cash equivalents, including restricted cash were $54.9 million. Total investments, cash and cash equivalents, and restricted cash were $730.6 million or $40.31 per share.

Pre-Tax Income

Hallmark Financial had pre-tax loss of $43.1 million and $1.0 million for the three months and fiscal year ended December 31, 2019, respectively, as compared to a pre-tax loss of $6.5 million and pre-tax income of $12.8 million reported during the same periods in 2018.

The decline in pre-tax results for the three months and fiscal year ended December 31, 2019 was predominately driven by adverse prior year loss reserve development, partially offset by increased revenue from higher net premiums earned, net investment income and finance charges, as well as investment gains compared to investment losses reported for the same periods in 2018.

Loss and Loss Adjustment Expenses (“LAE”) and Net Combined Ratios

Increases in revenue were offset by increased losses and LAE for the three months and fiscal year ended December 31, 2019 of $75.8 million and $106.1 million, respectively, as compared to the prior year periods due primarily to unfavorable net prior year reserve development, as well as increased net premiums earned. Hallmark Financial reported $53.1 million and $60.9 million, respectively, of unfavorable net prior year loss reserve development during the three months and fiscal year ended December 31, 2019 as compared to favorable prior year loss reserve development of $0.1 million during the three months ended December 31, 2018 and unfavorable prior year loss reserve development of $6.0 million during the fiscal year ended December 31, 2018. The unfavorable net prior year loss reserve development for fiscal 2019 was primarily related to commercial auto claims incurred in the years 2016 and 2017.

Hallmark Financial had a net loss ratio of 118.1% and 82.9% for the three months and fiscal year ended December 31, 2019, respectively, as compared to 70.6% and 70.5% reported during the same periods in 2018. Catastrophe losses contributed 0.6% and 1.2% to the net loss ratios for the three months and fiscal year ended December 31, 2019, as compared to 5.1% and 2.6% for the same periods of the prior year.

The expense ratio was 23.3% and 25.1% for the three months and fiscal year ended December 31, 2019, respectively, as compared to 25.7% and 26.6% reported during the same periods in 2018. The Company reported a net combined ratio of 141.4% and 108.0% for the three months and fiscal year ended December 31, 2019, compared to 96.3% and 97.1% during the same periods in 2018.

Net Income

Hallmark Financial reported a net loss of $34.0 million and $0.6 million for the three months and fiscal year ended December 31, 2019 as compared to a net loss of $5.1 million and net income of $10.3 million for the three months and fiscal year ended December 31, 2018.

On a diluted basis per share, the Company reported a net loss of $1.87 per share and $0.03 per share for the three months and fiscal year ended December 31, 2019 as compared to a net loss of $0.28 per share and net income of $0.57 per share for the three months and fiscal year ended December 31, 2018.

Hallmark Financial expects to file its first quarter 2020 Form 10-Q within the next few weeks and to timely file its second quarter 2020 Form 10-Q.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements. In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share are calculated by excluding net investment gains and losses from GAAP net income. Management believes that operating earnings and operating earnings per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations. Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share. A reconciliation of operating earnings and operating earnings per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
Fourth Quarter 2019
Reported GAAP measures (unaudited)	$(43,094)	$(9,128)	$(33,966)	18,123	$(1.87)
Excluded investment (gains)/losses	$(3,206)	$(673)	$(2,533)	18,123	$(0.14)
Operating earnings	$(46,300)	$(9,801)	$(36,499)	18,123	$(2.01)

Fourth Quarter 2018
Reported GAAP measures (unaudited)	$(6,453)	$(1,378)	$(5,075)	18,055	$(0.28)
Excluded investment (gains)/losses	$12,873	$2,703	$10,170	18,198	$0.56
Operating earnings	$6,420	$1,325	$5,095	18,198	$0.28

Fiscal 2019
Reported GAAP measures	$(1,032)	$(407)	$(625)	18,107	$(0.03)
Excluded investment (gains)/losses	$(20,618)	$(4,330)	$(16,288)	18,107	$(0.90)
Operating earnings	$(21,650)	$(4,737)	$(16,913)	18,107	$(0.93)

Fiscal 2018
Reported GAAP measures	$12,803	$2,456	$10,347	18,201	$0.57
Excluded investment (gains)/losses	$10,195	$2,141	$8,054	18,201	$0.44
Operating earnings	$22,998	$4,597	$18,401	18,201	$1.01

Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares outstanding. Tangible stockholders’ equity is calculated by excluding goodwill, net intangible assets and related deferred tax liabilities from GAAP stockholders’ equity. Management believes that tangible book value per share provides useful information to investors about the Company’s per share equity value exclusive of goodwill and net intangible assets from prior acquisitions. Stockholders’ equity is the GAAP measure that is most directly comparable to tangible stockholder’s equity. A reconciliation of tangible stockholders’ equity and tangible book value per share to the most comparable GAAP financial measures is presented below.

	As of December 31,
(amounts in thousands, except per share)	2019	2018
Reported GAAP stockholders' equity	$263,282	$255,532
Excluded:
Goodwill	(44,695)	(44,695)
Intangible assets, net	(5,087)	(7,555)
Deferred tax liability related to
intangible assets, net	795	1,314
Tangible stockholders' equity	214,295	204,596
Common shares outstanding	18,123	18,027
Tangible book value per share	$11.82	$11.35

About Hallmark Financial

Hallmark Financial is a specialty property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform. With six insurance subsidiaries and offices in Dallas/Fort Worth, San Antonio, Chicago, Jersey City and Atlanta, Hallmark Financial markets, underwrites and services approximately $800 million annually in commercial and personal insurance premiums in select markets. Hallmark Financial is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. David Webb, Senior Vice President of Corporate Development at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets

	Dec. 31	Dec. 31
($ in thousands, except par value)	2019	2018
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (amortized cost: $569,498 in 2019 and $550,268 in 2018)	$574,279	$545,870
Equity securities (cost: $71,895 in 2019 and $68,709 in 2018)	99,215	80,896
Other investment (cost: $3,763 in 2019 and $3,763 in 2018)	2,169	1,148
Total investments	675,663	627,914
Cash and cash equivalents	53,336	35,594
Restricted cash	1,612	4,877
Ceded unearned premiums	164,221	133,031
Premiums receivable	148,288	119,778
Accounts receivable	4,286	1,619
Receivable for securities	12,581	3,369
Reinsurance recoverable	315,466	252,029
Deferred policy acquisition costs	22,994	14,291
Goodwill	44,695	44,695
Intangible assets, net	5,087	7,555
Federal income tax recoverable	8,995	-
Deferred federal income taxes, net	2,185	4,983
Prepaid expenses	2,603	2,588
Other assets	33,262	12,571
Total Assets	$1,495,274	$1,264,894
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Senior unsecured notes due 2029 (less unamortized debt issuance cost of $942 in 2019)	$49,058	$-
Revolving credit facility payable	-	30,000
Subordinated debt securities (less unamortized debt issuance cost of $846 in 2019 and $898 in 2018)	55,856	55,804
Reserves for unpaid losses and loss adjustment expenses	620,355	527,247
Unearned premiums	388,926	298,061
Reinsurance balances payable	59,274	67,328
Current federal income tax payable	-	4
Pension liability	1,388	2,018
Payable for securities	1,648	698
Accounts payable and other accrued expenses	55,487	28,202
Total Liabilities	1,231,992	1,009,362
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2019 and 2018	3,757	3,757
Additional paid-in capital	123,468	123,168
Retained earnings	160,570	161,195
Accumulated other comprehensive income (loss)	688	(6,660)
Treasury stock (2,749,738 shares in 2019 and 2,846,131 shares in 2018), at cost	(25,201)	(25,928)
Total Stockholders’ Equity	263,282	255,532
Total Liabilities & Stockholders' Equity	$1,495,274	$1,264,894

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended		Fiscal Year Ended
	December 31,		December 31,
($ in thousands, except per share amounts)	2019	2018	2019	2018
	(unaudited)	(unaudited)
Gross premiums written	$214,101	$167,179	$843,831	$663,015
Ceded premiums written	(86,568)	(72,672)	(347,279)	(299,217)
Net premiums written	127,533	94,507	496,552	363,798
Change in unearned premiums	(8,684)	(3,207)	(59,675)	(711)
Net premiums earned	118,849	91,300	436,877	363,087

Investment income, net of expenses	5,031	4,526	20,604	18,232
Investment gains (losses), net	3,206	(12,873)	20,618	(10,195)
Finance charges	1,717	1,567	7,026	5,115
Commission and fees	246	324	1,190	2,928
Other income	13	12	56	101
Total revenues	129,062	84,856	486,371	379,268

Losses and loss adjustment expenses	140,304	64,460	362,165	256,028
Operating expenses	29,704	25,022	117,360	103,424
Interest expense	1,531	1,210	5,410	4,545
Amortization of intangible assets	617	617	2,468	2,468
Total expenses	172,156	91,309	487,403	366,465

Income before tax	(43,094)	(6,453)	(1,032)	12,803
Income tax expense	(9,128)	(1,378)	(407)	2,456
Net income	$(33,966)	$(5,075)	$(625)	$10,347

Net income per share:
Basic	$(1.87)	$(0.28)	$(0.03)	$0.57
Diluted	$(1.87)	$(0.28)	$(0.03)	$0.57

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Dec. 31

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Gross premiums written	$169,879	$125,315	$21,719	$20,190	$22,503	$21,674	$-	$-	$214,101	$167,179
Ceded premiums written	(76,766)	(60,930)	(6,666)	(9,301)	(3,136)	(2,441)	-	-	(86,568)	(72,672)
Net premiums written	93,113	64,385	15,053	10,889	19,367	19,233	-	-	127,533	94,507
Change in unearned premiums	(10,350)	(2,616)	108	6,747	1,558	(7,338)	-	-	(8,684)	(3,207)
Net premiums earned	82,763	61,769	15,161	17,636	20,925	11,895	-	-	118,849	91,300

Total revenues	86,719	66,776	16,152	18,569	22,683	13,732	3,508	(14,221)	129,062	84,856

Losses and loss adjustment expenses	104,351	46,267	16,339	10,834	19,614	7,359	-	-	140,304	64,460

Pre-tax income (loss)	(34,532)	7,800	(4,467)	1,851	(2,847)	2,400	(1,248)	(18,504)	(43,094)	(6,453)

Net loss ratio (1)	126.1%	74.9%	107.8%	61.4%	93.7%	61.9%			118.1%	70.6%
Net expense ratio (1)	21.1%	21.9%	28.5%	33.7%	21.2%	21.3%			23.3%	25.7%
Net combined ratio (1)	147.2%	96.8%	136.3%	95.1%	114.9%	83.2%			141.4%	96.3%

Favorable (Unfavorable) Prior Year Development	(48,906)	(727)	(4,234)	164	21	672	-	-	(53,119)	109

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Fiscal Year Ended Dec. 31

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands)	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Gross premiums written	$651,913	$501,806	$92,645	$86,121	$99,273	$75,088	$-	$-	$843,831	$663,015
Ceded premiums written	(301,866)	(250,075)	(29,753)	(16,899)	(15,660)	(32,243)	-	-	(347,279)	(299,217)
Net premiums written	350,047	251,731	62,892	69,222	83,613	42,845	-	-	496,552	363,798
Change in unearned premiums	(57,459)	6,455	1,078	3,099	(3,294)	(10,265)	-	-	(59,675)	(711)
Net premiums earned	292,588	258,186	63,970	72,321	80,319	32,580	-	-	436,877	363,087

Total revenues	309,619	280,283	68,179	76,548	88,225	38,623	20,348	(16,186)	486,371	379,268

Losses and loss adjustment expenses	248,781	194,268	50,036	39,396	63,348	22,364	-	-	362,165	256,028

Pre-tax income (loss)	(1,371)	28,780	(841)	13,090	427	3,061	753	(32,128)	(1,032)	12,803

Net loss ratio (1)	85.0%	75.2%	78.2%	54.5%	78.9%	68.6%			82.9%	70.5%
Net expense ratio (1)	21.8%	22.6%	30.0%	33.5%	22.7%	26.3%			25.1%	26.6%
Net combined ratio (1)	106.8%	97.8%	108.2%	88.0%	101.6%	94.9%			108.0%	97.1%

Net Favorable (Unfavorable) Prior Year Development	(60,138)	(16,457)	(726)	8,993	(36)	1,511	-	-	(60,900)	(5,953)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.